                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                                                                         SECURITIES OWNED
                                                                     COUNTRY OR      -------------------------
                                                                      STATE OF                        PERCENT
                              NAME                                  INCORPORATION       CLASS        OWNERSHIP
                              ----                                  -------------    ------------    ---------

AlliedSignal International Finance Corporation...................    Delaware        Common Stock      100
EM Sector Holdings Inc...........................................    Delaware        Common Stock      100
AlliedSignal Avionics Inc........................................    Kansas          Common Stock      100
AlliedSignal Technologies Inc....................................    Arizona         Common Stock      100

                            ------------------------

     The names of the Registrant's other consolidated subsidiaries, which are primarily totally-held by the Registrant, are not listed because all such subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.